EXHIBIT 10.127


                UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE


     FOR VALUE RECEIVED and for the purpose of inducing U.S. BANK NATIONAL ASSOCIATION, a national banking association, having an office at 10 West Broad Street, 12th Floor, Columbus, Ohio 43215, individually ("U.S. Bank") and in its capacity as administrative agent (the "Administrative Agent") for itself and the lenders under the Loan Agreement, defined below, together with their respective successors and assigns (collectively, the "Lenders"), to make a loan in the aggregate principal amount of Forty-Two Million Two Hundred Fifty Thousand Dollars ($42,250,000.00) to CATALINA PARTNERS, L.P., a Delaware limited partnership, having an office at 180 East Broad Street, Columbus, Ohio 43215 ("Borrower"), from which the undersigned expects to derive direct monetary benefit, the undersigned, GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership ("Guarantor") agrees for the benefit of U.S. Bank as follows:

     1. Guarantor unconditionally and absolutely guarantees to Administrative Agent and Lenders the full and prompt payment, whether at stated or accelerated maturity or otherwise, of any and all principal, interest, damages, losses, costs, charges, expenses and liabilities, whether fixed or contingent (collectively the "Indebtedness") and the complete, faithful and punctual performance of any and all Rate Management Obligations (as defined in the Loan Agreement) and any and all other obligations (collectively the "Obligations") of Borrower to any of the Lenders and/or Administrative Agent under the terms and conditions of (a) the Loan Agreement, of even date herewith, by and between Borrower and Administrative Agent and Lenders ("Loan Agreement") pertaining to such loan; (b) one or more Notes, of even date herewith, made by Borrower to Lenders in the aggregate principal amount of Forty-Two Million Two Hundred Fifty Thousand Dollars ($42,250,000.00) and any and all renewals, amendments, modifications, reductions and extensions thereof and substitutions therefor (collectively the "Notes") evidencing such loan; (c) the Open-End Fee Mortgage, Leasehold Mortgage, Assignment of Rents and Security Agreement and Fixture Filing of even date herewith, granted by Borrower to Administrative Agent (the "Mortgage") securing such loan, said Mortgage being a lien upon real property located in the County of Dauphin and Commonwealth of Pennsylvania and being more particularly described in said Mortgage (hereinafter referred to as the "Premises"); (d) any and all Rate Management Agreements (as defined in the Loan Agreement); and (e) any other instrument, document, certificate or affidavit heretofore, now or hereafter given by Borrower evidencing or securing all or any part of the foregoing (the same, together with the Loan Agreement, the Notes and Mortgage, collectively the "Loan Documents").

Notwithstanding the foregoing or any other provision of this Guaranty to the contrary, the maximum liability of Guarantor hereunder shall be as follows:

     (a) twenty percent (20.0%) (the "Percentage Guaranty") of the outstanding principal and interest balances due under any of the Notes and the Percentage Guaranty of all costs, late charges and other amounts due and owing to Administrative Agent under the Loan Documents, as determined by Administrative Agent as of the date of the acceleration of any of the Notes;

     (b) one hundred percent (100%) of all interest, late charges, costs and other amounts owing to Administrative Agent and/or any of the Lenders accruing after the date of acceleration; and

     (c) one hundred percent (100%) of any loss, expenses or damages suffered by Administrative Agent and/or any of the Lenders as a result of any one or more of the following:

               (i) Borrower or any affiliate or employee of Borrower misappropriates any rents or other income or collateral proceeds including but not limited to insurance or condemnation proceeds or awards relating to the Premises ;

               (ii) Borrower or any affiliate or employee of Borrower fails to apply or pay over any tenant security deposits or other refundable deposits in accordance with the terms of the applicable lease or other agreement or any Loan Document;

               (iii) Borrower or any affiliate or employee of Borrower receives rents or other payments from tenants more than one month in advance and fail to apply them in accordance with the Loan Documents;

               (iv) following the occurrence of an Event of Default (as defined in the Loan Agreement), Borrower or any affiliate or employee of Borrower (including Borrower in its capacity as a debtor or debtor in possession in a bankruptcy proceeding) fails either to apply rents or other Premises income, whether collected before or after such event of default, to the ordinary, customary, and necessary expenses of operating the Premises or, upon demand, to deliver such rents or other Premises income to Administrative Agent;

               (v) waste is committed on the Premises during a period when Borrower or any affiliate, agent, or employee of Borrower is in possession thereof ("waste" meaning the diminution in the Premises' value resulting from Borrower's wrongful removal or destruction of any portion of the Premises);

               (vi) any damage to the Premises, Administrative Agent and/or any of the Lenders is caused as a result of the intentional misconduct of Borrower;

               (vii) Borrower fails, in accordance with the terms of the Loan Documents, to maintain insurance or to pay taxes, assessments, or other liens or claims that could create liens affecting the Premises (unless Administrative Agent is escrowing funds therefor and fails to make such payments or has taken possession of the Premises following an event of default, has received all rents from the Premises applicable to the period for which such insurance, taxes or other items are due, and thereafter fails to make such payments);

               (viii) there is any fraud or material misrepresentation by Borrower or any of its affiliates, any guarantor, any indemnitor, employee, or other person with actual or apparent authority to make statements or representations on behalf of Borrower, any affiliate of Borrower, or any guarantor or indemnitor ("apparent authority" meaning such authority as the principal knowingly or negligently permits the agent to assume, or which he holds the agent out as possessing); or

               (ix) Borrower fails, following an Event of Default (as defined in the Loan Agreement), to deliver to Administrative Agent on demand all security deposits, books and records relating to the Premises and in the possession or control of Borrower or any affiliate or employee of Borrower.

     (d) any and all costs of Administrative Agent and/or any of the Lenders incurred in connection with collecting any amounts due hereunder, including, but not limited to reasonable attorney fees and costs.

Guarantor further agrees the amount guaranteed hereunder shall not be reduced by payments made by Borrower or by proceeds realized by Administrative Agent and/or any of the Lenders from sale of the Premises or any other collateral securing the Indebtedness, by foreclosure or otherwise, until such time as the Indebtedness has been paid in full. Administrative Agent shall have the right to determine, in Administrative Agent's discretion, the application of all such payments or proceeds.

     2. Guarantor agrees that if any of the Indebtedness shall not be paid or any of the Obligations shall not be performed by Borrower in accordance with the terms and conditions of the Loan Documents, Guarantor shall immediately so pay such Indebtedness and so perform such Obligations and the same shall become the direct and primary indebtedness and obligation of Guarantor. Guarantor shall be liable for the payment of the Indebtedness and the performance of the Obligations as fully and to the same effect as if Guarantor was the maker or principal obligor under the Loan Documents.

     3. The liability of Guarantor hereunder is independent of the Indebtedness and Obligations of Borrower and a separate action or actions may be brought and prosecuted against Guarantor, regardless of whether any action is brought against Borrower or whether Borrower be joined in any such action or actions. There shall be no duty or obligation of Administrative Agent and/or any of the Lenders to exhaust any remedy in law or in equity against Borrower or any security before bringing suit or instituting proceedings of any kind against Guarantor.

     4. Guarantor represents that, at the time of the execution and delivery of this Guaranty, nothing exists to impair the liability of Guarantor hereunder or the immediate effectiveness of this Guaranty.

     5. The liability of Guarantor hereunder shall continue until full payment of the Indebtedness and full performance of the Obligations, it being the intention hereof that Guarantor shall remain liable for the payment of the Indebtedness and for the performance of the Obligations, notwithstanding any act, omission or event which might, but for the provisions hereof, otherwise operate as a legal or equitable discharge of Guarantor. Without limiting the generality of the foregoing, the liability of Guarantor hereunder shall not be affected or impaired on account of the following events:

     (a) any execution of any guaranty, whether now or hereafter, or any invalidity or unenforceability of any such guaranty;

     (b) any impairment, modification, release, discharge or limitation of liability of Borrower, or any stay of lien enforcement proceedings against any of the same or their respective property, resulting from any receivership, insolvency, bankruptcy, dissolution, merger, reorganization or other similar proceeding, under any present or future provision of the United States Bankruptcy Code or any other similar federal or state law or under the decision of any court;

     (c) any voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Borrower;

     (d) any determination that Borrower is not liable for the payment of the Indebtedness or the performance of the Obligations because the act creating the Indebtedness or Obligations is ultra vires, because the officers or persons creating the Indebtedness or Obligations acted in excess of their authority, because of any exculpatory provision in the Loan Documents, because of any federal or state law or decision of any court, because of any illegality, irregularity, invalidity or unenforceability, in whole or in part, of the Loan Documents, or otherwise; or

     (e) any failure of Administrative Agent and/or any of the Lenders to accelerate the maturity of the Indebtedness or the Obligations upon default thereon, to preserve the liability of any person for payment of the Indebtedness or performance of the Obligations, to take security therefor, to perfect its interest in any security taken or to exercise or enforce, by legal proceedings or otherwise, its rights against Borrower, any other person or any security taken;

whether or not Guarantor shall have any notice or knowledge of any of the foregoing. Further, no delay in exercising any right, power or privilege under this Guaranty or the Loan Documents shall operate as a waiver of such right, power or privilege.

     6. Guarantor authorizes Administrative Agent and/or any of the Lenders to deal in any manner with the Indebtedness and the Obligations and with the security of every kind and character given to secure the payment and performance thereof, provided that the principal portion of the Indebtedness shall not be increased above the amount aforesaid without the written consent of Guarantor, and consents to each action or omission of Administrative Agent and/or any of the Lenders pursuant to such authority. Without limiting the generality of the foregoing, Guarantor authorizes Administrative Agent and/or any of the Lenders from time to time and whether one or more times, to amend, modify or supplement any or all of the Loan Documents; accept one or more replacement promissory notes; extend the time of payment or maturity of or renew the Indebtedness or the Obligations; waive or compromise any term or condition contained in the Loan Documents or any right, remedy or power thereunder, including without limitation, any condition precedent to loan advances or any right with respect to requiring additional security; accept additional or replacement security; or release or surrender security.

     7. The liability of Guarantor hereunder and the rights of Administrative Agent and/or any of the Lenders hereunder shall be reinstated and revived with respect to any amount at any time paid against the Indebtedness that thereafter is required to be restored or returned by Administrative Agent and/or any of the Lenders as a result of insolvency, bankruptcy, reorganization or other similar proceedings affecting Borrower, Guarantor or any other person, or any of the assets of the same, or as a result of any other fact or circumstance, all as though such amount had not been paid.

     8. Guarantor waives:

     (a) notice of acceptance of this Guaranty by Administrative Agent and/or any of the Lenders of loan advances by Administrative Agent and/or any of the Lenders and of presentment for payment, nonpayment or dishonor or protest of any of the Indebtedness, or any of the indebtedness of any person or entity held by Administrative Agent and/or any of the Lenders as security for the Indebtedness or the Obligations;

     (b) any and all defenses, offsets and counterclaims of Borrower to liability under the Loan Documents or of Guarantor under this Guaranty, whether now existing or hereafter arising, it being understood and agreed that the guarantee of Guarantor hereunder is absolute and unconditional under any and all circumstances;

     (c) any duty on the part of Administrative Agent and/or any of the Lenders to disclose to Guarantor any fact or facts it may now or hereafter know about Borrower, regardless of whether Administrative Agent and/or any of the Lenders has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume, has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and remaining informed of the financial condition of Borrower and of all circumstances bearing on the risk of nonpayment of the Indebtedness or nonperformance of the Obligations; and

     (d) any and all rights of subrogation, contribution, reimbursement, indemnity, exoneration, implied contract, recourse to security or any other claim, including without limitation, any claim, as that term is defined in the United States Bankruptcy Code and any amendments, which Guarantor may now have or later acquire against Borrower, against any other entity directly or contingently liable for the payment of the Indebtedness or performance of the Obligations or against the security for the Indebtedness or the Obligations, arising from the existence or payment of the Indebtedness or existence or performance of the Obligations under this Guaranty.

     9. Guarantor agrees to pay to Administrative Agent and/or any of the Lenders all damages, losses, costs, charges, expenses and liabilities of every kind, nature and description suffered or incurred by Administrative Agent and/or any of the Lenders including without limitation reasonable attorneys' fees, arising in any manner out of, growing out of or connected in any way with the enforcement of the Loan Documents or the protection of any security created thereby, including the priority thereof, or the enforcement of this Guaranty.

     10. Guarantor subordinates any and all indebtedness of Borrower, now or hereafter owed to Guarantor to the Indebtedness and agrees that Guarantor shall not demand or accept any payment of principal or interest from Borrower, shall not claim any offset or other reduction of Guarantor's liability hereunder because of any such indebtedness and shall not take any action to obtain any of the security for the Indebtedness or the Obligations.

     11. Guarantor warrants and represents to Administrative Agent and all Lenders that all financial statements heretofore delivered by Guarantor to Administrative Agent are true and correct and that there have been no material adverse changes as of the date hereof. Guarantor shall deliver to Administrative Agent unauditied financial statements for Glimcher Consolidated Group which shall mean the Borrower, parent entities and all subsidiaries thereof,

(quarterly and year-to-date and trailing 12 months results) then current balance sheets, income and expense statements and such other financial information as is required under GPLP's Revolving Credit Facility (as defined in the Loan Agreement), within forty-five (45) days after the end of each calendar quarter and audited statements ninety (90) days after the end of each fiscal year of Guarantor and when otherwise requested by Administrative Agent. All financial statements shall be prepared in accordance with generally accepted accounting principles or otherwise in form acceptable to Administrative Agent. Administrative Agent reserves the right to require audited or certified financial information by a certified public accountant, acceptable to Administrative Agent but not more often than annually.

     12. Guarantor shall not transfer assets to others for less than fair value or in other than the ordinary course of business, if such transfer of assets would result in a Material Adverse Effect (as defined in the Loan Agreement) to Guarantor, without Administrative Agent's prior written consent.

     13. Nothing herein contained, nor in any of the other Loan Documents, shall be construed or so operate as to require Guarantor to pay interest in an amount or at a rate greater than the highest rate permissible under applicable law. Should any interest or other charges paid by Guarantor result in the computation or earning of interest in excess of the highest rate permissible under applicable law, then any and all such excess shall be and the same is waived by Administrative Agent and Lenders as applicable and all such excess shall be automatically credited against and in reduction of the principal sum, and any portion of said excess which exceeds the principal sum shall be paid by Administrative Agent and Lenders as applicable to Guarantor, it being the intent of the parties hereto that under no circumstances shall Guarantor be required to pay interest in excess of the highest rate permissible under applicable law. All interest paid or agreed to be paid to Administrative Agent and Lenders as applicable to the extent permitted under applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the Indebtedness, including the period of any renewal or extensions thereof, so that interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. Notwithstanding anything to the contrary herein contained, in the event that the interest rate to be charged hereunder ever exceeds the highest rate permissible under applicable law, thereby causing the interest accruing to be limited to such rate, then any subsequent reduction in the interest rate, to which Guarantor would otherwise be entitled, shall be held in abeyance until the total amount of interest accrued equals the amount of interest which would have accrued had the interest rate not been limited to the highest rate permissible under applicable law.

     14. Any notice required or permitted to be given hereunder shall be in writing if given in the same manner as required for providing notice under the Loan Agreement.

     15. Whenever any amount is payable to Administrative Agent and/or the Lenders hereunder, Administrative Agent and Lenders shall have the right to set off such amount against amounts owing to Guarantor by Administrative Agent and/or the Lenders whether or not then due and payable, and against all other funds or property of such Guarantor on deposit with or otherwise held in the custody of Administrative Agent and/or the Lenders all without notice to or demand on Guarantor, such notice and demand being waived.

     16. All rights and remedies of Administrative Agent and Lenders are cumulative and not alternative. If any provision or any part of any provision contained in this Guaranty shall for any reason be held or deemed to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or remaining part of the affected provision of this Guaranty, and this Guaranty shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, and the remaining provisions of this Guaranty shall remain in full force and effect.

     17. Guarantor agrees that this Guaranty shall inure to the benefit of and may be enforced by Administrative Agent or its endorsees, transferees, successors and assigns, and shall be binding upon and enforceable against Guarantor and Guarantor's legal representatives, heirs, successors and assigns. This Guaranty may be assigned by Administrative Agent in whole or in part.

     18. This Guaranty is executed by Guarantor at Franklin County, Ohio. This Guaranty is delivered in the State of Ohio and is to be governed by and construed in accordance with the laws of the State of Ohio. Guarantor consents to, and by execution of this Guaranty submits to, the personal jurisdiction of the Court of Common Pleas of Franklin County, Ohio and the United States District Court sitting in Columbus, Ohio for the purposes of any judicial proceedings which are instituted for the enforcement of this Guaranty. Guarantor agrees that venue is proper in either of said courts.

     19. This is the entire agreement and there are no other oral or written agreements or understandings affecting the terms hereof. This Guaranty may be modified only by subsequent written agreement executed by Guarantor and Administrative Agent.

     20. Guarantor authorizes any attorney-at-law to appear in any court of record in the State of Ohio or in any other state or territory of the United States at any time after this Guaranty or the payment of the Indebtedness or the performance of the Obligations becomes due, whether at stated maturity, accelerated maturity or otherwise, to waive the issuing and service of process and to confess judgment against Guarantor in favor of Administrative Agent and/or Lenders for the amount due, together with interest, expenses, the costs of suit and reasonable counsel fees, and thereupon to release and waive all errors, rights of appeal and stays of execution. Such authority shall not be exhausted by one exercise, but judgment may be confessed from time to time as any sums and/or costs, expenses or reasonable counsel fees shall be due, by filing an original or a photostatic copy of this Guaranty.

     ADMINISTRATIVE AGENT AND LENDERS BY ACCEPTANCE OF THIS GUARANTY, AND GUARANTOR HEREBY MUTUALLY, VOLUNTARILY, IRREVOCABLY AND UNCONDITIONALLY WAIVE FOR THE BENEFIT OF THE OTHER ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THIS GUARANTY OR THE LOAN DOCUMENTS, THE TRANSACTIONS RELATED THERETO OR THE RELATIONSHIP ESTABLISHED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO ADMINISTRATIVE AGENT, LENDERS AND GUARANTOR TO ENTER INTO THIS TRANSACTION. IT SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY ADMINISTRATIVE AGENT'S AND/OR ANY LENDERS' ABILITY TO PURSUE THEIR REMEDIES INCLUDING, BUT NOT LIMITED TO, ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN THIS GUARANTY OR THE LOAN DOCUMENTS.



                [Remainder of This Page Intentionally Left Blank]

     IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed as of the 22nd day of April, 2008.

--------------------------------------------------------------------------------
WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.
--------------------------------------------------------------------------------

                            GLIMCHER PROPERTIES LIMITED
                            PARTNERSHIP
                            a Delaware limited partnership

                            By:  Glimcher Properties Corporation,
                                 a Delaware corporation, its General Partner

                                 By: /s/ Mark E. Yale
                                    -----------------------------------------
                                         Mark E. Yale
                                         Executive Vice President
                                         Chief Financial Officer




STATE OF OHIO,

COUNTY OF FRANKLIN, SS:

     The forgoing instrument was acknowledged before me this 22nd day of April, 2008, by Mark E. Yale, the Executive Vice President and Chief Financial Officer of Glimcher Properties Corporation, a Delaware corporation and the General Partner of Glimcher Properties Limited Partnership, a Delaware limited partnership, on behalf of said limited partnership.

                                      /s/ Elizabeth A. Hecker
                                      -----------------------------------------
                                      Notary Public

Commission Expiration: 5/29/2011
                       ---------------------



This instrument prepared by: David K. Conrad, Esq., Bricker and Eckler LLP, 100 South Third Street, Columbus, Ohio